Exhibit 99.1

City Office REIT Reports First Quarter 2017 Results

VANCOUVER—May 5, 2017—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended March 31, 2017.

First Quarter Highlights

•	GAAP net loss attributable to common stockholders was approximately $3.3 million, or ($0.11) per fully diluted share, Core FFO was approximately $7.8 million, or $0.26 per fully diluted share, and AFFO was approximately $6.0 million, or $0.20 per fully diluted share;

•	In-place occupancy closed the quarter at 90.2%; the Company executed approximately 262,000 square feet of new and renewal leases during the quarter;

•	Property Net Operating Income (“NOI”) increased to $15.8 million, a 24% increase over the prior quarter.

•	Raised total gross proceeds of $71.3 million in a public follow-on offering of 5,750,000 shares of common stock;

•	Completed the acquisition of 2525 McKinnon, a 111,334 square foot Class A property in Dallas, Texas for $46.8 million;

•	Completed three ten-year secured property financings for aggregate borrowing proceeds of $84.1 million;

•	Declared a first quarter dividend of $0.235 per common share, paid on April 25, 2017;

•	Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 25, 2017; and

•	Appointed John W. Sweet to the Board of Directors, effective March 1, 2017.

Highlights Subsequent to Quarter End

•	Entered into a non-binding purchase agreement to acquire a portfolio of office properties in Orlando, Florida for a purchase price of $51.5 million; and

•	Completed the sale of two of the five buildings at the AmberGlen property in Portland, Oregon for a combined purchase price of $18.9 million, representing a net gain on sale of approximately $9 million for the Company’s 76% ownership.

“We began 2017 on a strong note, continuing to focus on both growth and value creation in our portfolio. Our results reflect increasing cash flows at our properties and the robust fundamentals of our key target markets,” commented James Farrar, the Company’s Chief Executive Officer.

“Our focus has been on growing our portfolio, with nearly $100 million of properties acquired or under contract thus far in 2017. On the disposition side, we successfully completed the sale of two of the older buildings in our portfolio at a substantial gain. Additionally, the property financings completed so far this year demonstrate our continued access to attractive fixed rate debt, which has locked in long term spreads for our investors.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI and Adjusted Cash NOI, to GAAP net income can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2017 contained 4.5 million net rentable square feet and was 90.2% occupied.

City Office’s NOI was approximately $15.8 million, or approximately $14.5 million on an adjusted cash basis, during the first quarter of 2017. NOI for the quarter benefited from $127,000 of termination fee income. This was included in rental income for the first quarter of 2017. Same Store Cash NOI increased 0.7%, as compared to the first quarter 2016. This was negatively impacted by free rent credits during the first quarter of 2017 associated with two long-term lease extensions.

Investment and Disposition Activity

The Company completed the acquisition of 2525 McKinnon for a purchase price of $46.8 million, exclusive of closing costs. 2525 McKinnon is a 111,334 square foot Class A multi-tenant property well-located in the desirable Uptown submarket of Dallas, Texas. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 6.1%. The property is surrounded by some of the highest quality office, hotel, high-rise residential and retail properties in the State of Texas. The property has strong occupancy and tenancy, with significantly below market rental rates.

Subsequent to the end of the first quarter, City Office entered into a non-binding agreement to purchase a three-building portfolio in Orlando, Florida for a purchase price of $51.5 million. Subject to the satisfactory completion of the Company’s due diligence, which is ongoing, and other customary closing conditions, the transaction is scheduled to close in May 2017.

Also subsequent to quarter end, the Company sold two of the five buildings at the AmberGlen property in Portland, Oregon for a combined sales price of $18.9 million. The two buildings were sold for a net gain of approximately $9 million for the Company’s 76% ownership, and City Office plans to retain the remaining three buildings, which are well-leased to quality tenants with long term lease profiles. Concurrent with the sale, the three retained buildings were re-financed with a $20 million ten-year secured property loan with a fixed interest rate of 3.7%.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2017 was 262,000 square feet, which included 76,000 square feet of new leasing and 186,000 square feet of renewals. 193,000 square feet of leases signed within the quarter will or have commenced subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 2.9 years at a weighted average annual rent per square foot of $21.74 and at a weighted average cost of $4.13 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.6 years at a weighted average annual rent per square foot of $23.63 and at a weighted average cost of $4.03 per square foot per year. As part of the renewal activity, the Company signed a seven-year early renewal with KeyBank National Association at the Superior Pointe property for 59,000 square feet commencing in the first quarter of 2018.

Capital Structure

As of March 31, 2017, the Company had total principal outstanding debt of approximately $405.6 million. 100% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.5 years and a weighted average interest rate of 4.3%.

The Company completed a $22.0 million ten-year secured property financing for 5090 N 40th St with a fixed interest rate of 3.9%, a $35.1 million ten-year secured property financing for SanTan with a fixed interest rate of 4.6% and a $27.0 million ten-year secured property financing for 2525 McKinnon with a fixed interest rate of 4.2%.

The Company completed a public follow-on offering of 5,750,000 shares of its common stock, including the full exercise of the underwriters’ overallotment option, at an offering price of $12.40 per share for total gross proceeds of $71.3 million.

Dividends

On March 21, 2017, the Company’s board of directors declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended March 31, 2017. The dividend was paid on April 25, 2017 to common stockholders and unitholders of record as of April 11, 2017.

On March 21, 2017, the Company’s board of directors declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on April 25, 2017 to preferred stockholders of record as of April 11, 2017.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 5, 2017.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on May 5, 2017, continuing through 11:59 pm Eastern Time on August 5, 2017 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10105263. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-

looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2017.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2017	December 31, 2016
Assets
Real estate properties
Land	$126,263	$115,634
Building and improvement	457,684	423,707
Tenant improvement	52,399	49,813
Furniture, fixtures and equipment	228	222

	636,574	589,376
Accumulated depreciation	(44,782)	(39,052)

	591,792	550,324

Cash and cash equivalents	50,632	13,703
Restricted cash	22,570	15,948
Rents receivable, net	20,205	17,257
Deferred leasing costs, net	6,487	5,422
Acquired lease intangibles assets, net	54,707	56,214
Prepaid expenses and other assets	1,641	2,626

Total Assets	$748,034	$661,494

Liabilities and Equity
Liabilities:
Debt	$400,764	$370,057
Accounts payable and accrued liabilities	12,641	12,976
Deferred rent	4,125	5,558
Tenant rent deposits	2,725	2,621
Acquired lease intangibles liability, net	6,157	4,302
Dividend distributions payable	8,966	7,521
Earn-out liability	—	2,400

Total Liabilities	435,378	405,435

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 4,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, and 30,257,448 and 24,382,226 shares issued and outstanding	303	244
Additional paid-in capital	264,433	195,566
Accumulated deficit	(65,877)	(53,608)

Total Stockholders’ Equity	310,859	254,202
Operating Partnership unitholders’ non-controlling interests	—	108
Non-controlling interests in properties	1,797	1,749

Total Equity	312,656	256,059

Total Liabilities and Equity	$748,034	$661,494

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$22,314	$14,072
Expense reimbursement	2,294	1,782
Other	791	420

Total Revenues	25,399	16,274

Operating Expenses:
Property operating expenses	9,612	6,157
General and administrative	2,193	1,241
Base management fee	—	109
External advisor acquisition	—	7,044
Depreciation and amortization	10,498	6,551

Total Operating Expenses	22,303	21,102

Operating income/(loss)	3,096	(4,828)
Interest Expense:
Contractual interest expense	(4,072)	(3,740)
Amortization of deferred financing costs	(323)	(221)

	(4,395)	(3,961)

Net loss	(1,299)	(8,789)
Less:
Net income attributable to noncontrolling interests in properties	(168)	(69)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	—	1,739

Net loss attributable to the Company	$(1,467)	$(7,119)
Preferred stock distributions	(1,846)	—

Net loss attributable to common stockholders	$(3,313)	$(7,119)

Net loss per common share and unit:
Basic and Diluted	$(0.11)	$(0.56)

Weighted average common shares outstanding:
Basic and Diluted	29,511	12,764

Dividend distributions declared per common share and unit	$0.235	$0.235

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

(In thousands)

Three Months Ended March 31, 2017
Net loss	$(1,299)
Adjustments to net loss:
General and administrative	2,193
Contractual interest expense	4,072
Amortization of deferred financing costs	323
Depreciation and amortization	10,498

Net Operating Income (“NOI”)	$15,787
Net straight line rent adjustment	(814)
Net amortization of above and below market leases	(3)

Portfolio Adjusted Cash NOI	$14,970
Non-controlling interests in properties – share in cash NOI	(474)

Adjusted Cash NOI (CIO share)	$14,496

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

Three Months Ended March 31, 2017
Net loss attributable to common stockholders	$(3,313)
(+) Depreciation and amortization	10,498

7,185
Non-controlling interests in properties:
(-) Share of net income	168
(-) Share of FFO	(373)

FFO attributable to common stockholders and unitholders	$6,980

(+) Stock based compensation	827

Core FFO attributable to common stockholders and unitholders	$7,807

(+) Net recurring straight line rent adjustment	(129)
(+) Net amortization of above and below market leases	(3)
(+) Net amortization of deferred financing costs	315
(-) Net recurring tenant improvement and incentives	(253)
(-) Net recurring leasing commissions	(1,281)
(-) Net recurring capital expenditures	(431)

AFFO attributable to common stockholders and unitholders	$6,025

Core FFO per common share and unit	$0.26

AFFO per common share and unit	$0.20

Dividends per common share and unit	$0.235
Core FFO Payout Ratio	90%
AFFO Payout Ratio	116%

Weighted average common stock and common units outstanding	29,803,715

Contact

City Office REIT, Inc.
Anthony Maretic, CFO
+1-604-806-3366 investorrelations@cityofficereit.com